UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of PharmAthene, Inc. (the “Company”) approved certain compensation for its executive officers, except its Chief Executive Officer, which included the grant of options to purchase 75,000 shares of its common stock to the Company’s Senior Vice President and Chief Financial Officer, Charles A. Reinhart III, and Senior Vice President - Quality and Regulatory Affairs, Wayne Morges.

The stock options were granted pursuant to the Company’s 2007 Long-Term Compensation Plan, vest over a four year period in equal annual installments of 25% beginning on December 8, 2011 and are exercisable for shares of common stock at an exercise price of $3.55, the closing price of the common stock on the NYSE Amex on the date of grant.  In addition, the Committee approved cash bonuses for Messrs. Reinhart and Morges consistent with the previously-disclosed terms of the 2010 bonus program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: December 14, 2010	By:	/s/ Jordan P. Karp
Jordan P. Karp, Esq.
Senior Vice President and General Counsel